Exhibit 99.2

DEAN FOODS ANNOUNCES TENDER OFFERS AND CONSENT SOLICITATION

DALLAS, November 12, 2013 – Dean Foods Company (NYSE: DF) today announced that it has commenced cash tender offers (the “Tender Offers” and together with the Consent Solicitation, as described below, the “Offers”) for up to $400,000,000 combined aggregate principal amount (the “Tender Cap”) of its 9.750% Senior Notes due 2018 (CUSIP No. 242370AC8) (the “2018 Notes”) and its 7.000% Senior Notes due 2016 (CUSIP No. 242370AA2) (the “2016 Notes” and together with the 2018 Notes, the “Notes”). The terms and conditions of the Offers are set forth in the Offer to Purchase and Consent Solicitation Statement dated November 12, 2013 (the “Offer to Purchase”) and the related Letter of Transmittal. The Offers will expire at 11:59 p.m., New York City time, on December 10, 2013, unless extended (the “Expiration Time”).

The following table sets forth some of the terms of the Tender Offers, which are more fully described in the Offer to Purchase and Letter of Transmittal:

CUSIP Number	Title of Security	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Reference Treasury Security	Bloomberg Reference Page	Fixed Spread (bps)	Early Tender Premium(1)	Hypothetical Total Consideration(2)
242370AC8	9.750% Senior Notes due 2018	$400,000,000	1	0.25% U.S. Treasury Notes due December 15, 2014	PX4	50	$30.00	$1,143.61
242370AA2	7.000% Senior Notes due 2016	$500,000,000	2	1.75% U.S. Treasury Notes due May 31, 2016	PX5	115	$30.00	$1,131.87

(1)	Per $1,000 principal amount of Notes validly tendered and accepted.
(2)	Includes the Early Tender Premium per $1,000 principal amount of Notes (the “Early Tender Premium”) as set forth in this table, and is based upon a Reference Yield (as defined below) of 0.160% for the 2018 Notes and 0.475% for the 2016 Notes, respectively, as of 2:00 p.m., New York City time, on November 8, 2013; excludes Accrued Interest (as defined below).

Registered holders of Notes (each a “Holder”) who validly tender and do not validly withdraw their Notes and, if applicable, deliver their consents pursuant to the Consent Solicitation at or prior to 5:00 p.m., New York City time, on November 25, 2013, unless extended (the “Early Tender Deadline”), will be eligible to receive the applicable Total Consideration (as defined in the Offer to Purchase), which includes an Early Tender Premium of $30 per $1,000 in principal amount of Notes validly tendered and accepted for purchase, on November 26,

2013 (such date, as it may be extended, the “Early Settlement Date”). Holders who validly tender their Notes and, if applicable, deliver their consents after the Early Tender Deadline and at or prior to the Expiration Time will only be eligible to receive the applicable Late Consideration (as defined in the Offer to Purchase) on December 11, 2013 (such date, as it may be extended, the “Final Settlement Date”), which is the applicable Total Consideration minus the Early Tender Premium.

The amount of each series of Notes purchased in the Tender Offers will be determined in accordance with the Tender Cap and the Acceptance Priority Levels set forth above and may also be based on when the Notes are tendered, as described in the Offer to Purchase and related Letter of Transmittal. As a result, each Holder who validly tenders Notes pursuant to the Offers may have a portion of its Notes returned to it, and the amount of Notes returned will depend on the overall level and time of participation of Holders in the Offers. Notes tendered at or prior to the Early Tender Deadline will be accepted for purchase in priority to Notes tendered after the Early Tender Deadline, even if Notes tendered after the Early Tender Deadline have a higher Acceptance Priority Level than Notes tendered prior to the Early Tender Deadline. Dean Foods reserves the right, subject to applicable law, to increase or waive the Tender Cap, in its sole discretion.

The Total Consideration payable for each $1,000 principal amount of Notes tendered and accepted for payment pursuant to the Tender Offers will be determined in the manner described in the Offer to Purchase by reference to the yield to maturity (the “Reference Yield”) of the applicable reference U.S. Treasury Security listed in the table above as of 2:00 p.m., New York City time, on November 25, 2013 (such date and time, as it may be extended, the “Price Determination Date”).

Dean Foods will publicly announce the Reference Yield, the Total Consideration and the Late Consideration for each series of Notes on the Price Determination Date.

In addition to the Total Consideration or the Late Consideration, as applicable, all Holders of Notes accepted for purchase pursuant to the Tender Offers will also receive a cash payment representing the accrued and unpaid interest on their purchased Notes from the last applicable interest payment date for such Notes to, but excluding, the applicable settlement date (the “Accrued Interest”).

Concurrently with the Tender Offers, Dean Foods has commenced a consent solicitation (the “Consent Solicitation”) with respect to the 2018 Notes to amend the indenture pursuant to which the 2018 Notes were issued (the “Indenture”) to, among other things, eliminate substantially all of the restrictive covenants and certain events of default contained therein. Holders who validly tender their 2018 Notes pursuant to the related Tender Offer will be deemed to have delivered their consents by virtue of such tender. Consents in respect of at least a majority in aggregate principal amount of the outstanding 2018 Notes are required to approve the proposed amendments (the “Requisite Consents”). Holders may not tender their 2018 Notes without delivering consents or deliver consents without tendering their 2018 Notes. Promptly after the Early Tender Deadline or such later date as the Requisite Consents are received, Dean Foods and the other parties to the Indenture will execute a supplemental indenture implementing the proposed amendments to the Indenture. Except in certain circumstances, Notes tendered and consents delivered may not be withdrawn after 5:00 p.m., New York City time, on November 25, 2013.

The Offers are subject to a number of conditions that are set forth in the Offer to Purchase. Subject to applicable law, Dean Foods may also terminate either Tender Offer or amend or terminate the Consent Solicitation at any time before the Expiration Time in its sole discretion. The conditions are more fully described in the Offer to Purchase.

Dean Foods has engaged BofA Merrill Lynch as Sole Dealer Manager and Solicitation Agent for the Offers. Persons with questions regarding the Offers should contact BofA Merrill Lynch at 888-292-0070 (toll free) or 980-387-3907 (collect). Requests for copies of the Offer to Purchase or other tender offer materials and questions regarding the tendering of Notes may be directed to Global Bondholder Services Corporation, the Information Agent, at 866 470-3800 (toll free) or 212-430-3774 (collect).

This press release does not constitute an offer to sell or purchase, or the solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to the Notes.

The Offers are only being made pursuant to the tender offer documents, including the Offer to Purchase and the related Letter of Transmittal that Dean Foods is distributing to Holders of the Notes. The Offers are not being made to Holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Offers are required to be made by a licensed broker or dealer, it shall be deemed to be made by the Dealer Manager and Solicitation Agent or any other licensed broker or dealer on behalf of Dean Foods.

ABOUT DEAN FOODS

Dean Foods® is a leading food and beverage company in the United States and is the nation’s largest processor and direct-to-store distributor of fluid milk. Headquartered in Dallas, Texas, the Dean Foods portfolio includes TruMoo®, the leading national flavored milk brand, along with well-known regional dairy brands such as Alta Dena®, Berkeley Farms®, Country Fresh®, Dean’s®, Garelick Farms®, LAND O LAKES® milk and cultured products*, Lehigh Valley Dairy Farms®, Mayfield®, McArthur®, Meadow Gold®, Oak Farms®, Pet®**, T.G. Lee®, Tuscan® and more. In all, Dean Foods has more than 50 local and regional dairy brands and private labels. Dean Foods also makes and distributes ice cream, cultured products, juices, teas, and bottled water. Nearly 19,000 employees across the country work every day to make Dean Foods the most admired and trusted provider of wholesome, great-tasting dairy products at every occasion. For more information about Dean Foods and its brands, visit www.deanfoods.com.

*	The LAND O LAKES brand is owned by Land O’Lakes, Inc. and is used by license.

**	PET is a trademark of The J.M. Smucker Company and is used by license.

FORWARD-LOOKING STATEMENTS

Some of the statements in this press release are “forward-looking”. These “forward-looking” statements include statements relating to, among other things, the Tender Offers and the Consent Solicitation. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. The Company’s ability to consummate the Offers depends on a variety of factors, including without limitation the satisfaction of certain conditions. The Company may not consummate the Offers in accordance with the terms described in this press release or at all. For other risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the SEC. The forward-looking statements in this press release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

CONTACT: Corporate Communications, Liliana Esposito, +1-214-721-7766; or Investor Relations, Barry Sievert, +1-214-303-3438

SOURCE Dean Foods Company